Exhibit 10.15

[* * *] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

FIRST AMENDMENT TO THE MANUFACTURING AND SUPPLY AGREEMENT

THIS FIRST AMENDMENT TO THE MANUFACTURING AND SUPPLY AGREEMENT (this “First Amendment”) is entered into as of 1 September 2018 (the “Effective Date”) by Vapotherm, Inc. (“Vapotherm”) and Medica S.p.A., (“Medica”). Vapotherm and Medica may be referred to herein individually as “Party” and collectively as “Parties”.

RECITALS

WHEREAS, the Parties previously entered into that certain 1 January 2013 Manufacturing and Supply Agreement (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement pursuant to the terms set forth in this First Amendment;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the Parties, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Definitions. All capitalized terms not otherwise defined in this First Amendment will have the meaning given to them in the Agreement.

2.	Article 2, Forecasts; Inventory. Article 2 of the Agreement, including both Sections 2.1 and 2.2, shall be deleted in its entirety and be replaced with the following:

ARTICLE 2 - Intentionally Omitted

3.

Section 3.1A, Cartridge Prices from 1 Jan 2019 to 31 Dec 2023. The Parties agree to incorporate Section 3.1A into the Agreement after the existing Section 3.1 and before the existing Section 3.2 as follows :

3.1A Cartridge Prices From 1 Jan 2019 to 31 Dec 2023. Effective 1 January 2019 and continuing for the remainder of the Initial Term, the Cartridge prices paid by Vapotherm in any given contract year will be based on Exhibit A-1. Additionally, effective 1 Jan 2019, Section 3.1 of this Agreement will become null and void and no longer have any effect. Notwithstanding the foregoing, Medica agrees to fulfill Vapotherm’s firm, binding 19 June 2018 purchase order for [* * *] Cartridges ([* * *] High Flow and [* * *] Low Flow), which Medica accepted on 1 August 2018 (the “Outstanding Order”), even if fulfilling such Outstanding Order will require Medica to ship Cartridges thereunder after 1 Jan 2019 at pricing other than the base price that is forth in Exhibit A-2. The Outstanding Order cartridges delivered in 2019 will not be counted in 2019 volume.

4.

Exhibit A-1 and Exhibit A-2. “Exhibit A-1 Price schedule in Euro” and “Exhibit A-2: Forecast of the Agreement” shall be deleted in their entirety and replaced with Attachment A to this First Amendment, titled “Exhibit A-1: Cartridge prices from 1 Jan 2019 to 31 Dec 2023”.

5.	Section 3.2 (a). Section 3.2 (a) is confirmed except the contact person in Medica shall be changed to:

Lisa Gavioli

Key Account Manager

Lisa.gavioli@medica.it

6.	Section 3.2 (b). Section 3.2(b) shall be deleted in its entirety and replaced as follows:

(b) Effective on 1 November 2018, Vapotherm will issue a new firm, binding [* * *] month purchase order 60 days before the start of each calendar quarter during the Term. For example, Vapotherm will issue a firm, binding purchase order by 1 November 2018 for the [* * *]. Then, Vapotherm will issue a new firm, binding purchase order by 1 February 2019 for the [* * *], and so on through the remainder of the Term.

7.	Section 3.2(c). Section 3.2(c) shall be deleted in its entirety and replaced as follows:

(c) Intentionally Omitted

8.	Section 3.2(d). Section 3.2(d) will be modified by replacing the term “Section 3.2(c)” with “Section 3.2(b)”. No other changes will be made to Section 3.2(d).

9.

Section 3.7, Invoices and Payment Terms. The payment term forth in Section 3.7 will be changed from 45 calendar days from the date of the invoice to 60 calendar days from the date of the invoice. No other changes shall be made to Section 3.7.

10.

Section 3.8, Delay in Payment. The payment term forth in Section 3.8 will be changed from 45 calendar days from the date of the invoice to 60 calendar days from the date of the invoice. No other changes shall be made to Section 3.8.

11.

Section 5.3, Inventory of Raw Materials and Spare Parts. The term “Rolling Forecasts” in Section 5.3 of the Agreement shall be replaced with the term “then current Purchase Order”. No other changes shall be made to Section 5.3.

12.	Section 13.1, Term. The length of the Initial Term in Section 13.1 will be changed from 3 years to 11 years. No other changes will be made to Section 13.1.

13.	Section 13.4.1. Section 13.4.1shall be deleted in its entirety be replaced as follows:

13.4.1 Intentionally Omitted

[* * *] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.

Section 14.8. Notices. Vapotherm’s address in Section 14.8 shall be replaced with Vapotherm, Inc., 100 Domain Drive, Exeter, NH 03833, Attention: VP of Legal Affairs & Compliance. The requirement to send a copy of notices for Vapotherm to Hogan & Hartson L.L.P. shall be deleted. No other changes shall be made to Section 14.8.

15.

Agreement in Effect and Conflicts. Except as modified by this First Amendment, ail other terms and conditions of the Agreement shall be unchanged and remain in full force and effect. In the event of any conflict between the terms of the Agreement and the terms of this First Amendment, the terms of this First Amendment will control.

16.	Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Effective Date.

Vapotherm, Inc.		Medica, S.p.A.

By:	/s/ Anthony Ten Haagen	By:	/s/ Luciano Fecondini

Name:	Anthony Ten Haagen	Name:	Luciano Fecondini

Title:	VP Legal	Title:	President & CEO

[* * *] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Attachment A to First Amendment

Exhibit A-1: Price from 1 Jan 2019 to 31 Dec 2023

The price for contract year 2019, from 1 Jan 2019 to 31 Dec 2019, will be the Base Price as set forth in the grid below.

The price for each contract year for the remainder of the Initial Term (i.e. 2020, 2021, 2022, and 2023) will equal the price in the grid below that corresponds to the volume of Cartridges Vapotherm ordered and specified for delivery during the prior contract year as documented in its firm, binding purchase orders for that year (“Ordered”). For example, if Vapotherm’s firm, binding purchase orders for 2019 specified a total of [* * *] Cartridges for delivery between 1 Jan 2019 and 31 Dec 2019, then Vapotherm’s price for the 2020 contract year would be[* * *] € for Low Flow Cartridges and [* * *] € for High Flow Cartridges.

With the last shipment and invoice of the year or in any case before the end of the year Medica will issue a credit note or a debit note reflecting the price adjustment as per below price grid.

	Vapotherm Cartridges Ordered during Prior Contract Year (1,000s}	Low Flow Euro	High Flow Euro	% Increase or % Discount from Base Price
	Less than [* * *]	[* * *]	[* * *]	[* * *]%
	Between [* * *] and [* * *]	[* * *]	[* * *]	[* * *]%
	Between [* * *] and [* * *]	[* * *]	[* * *]	[* * *]%
	Between [* * *] and [* * *]	[* * *]	[* * *]	[* * *]%
2019 Base Price	Between [* * *] and [* * *]	[* * *]	[* * *]	[* * *]%
	Between [* * *] and [* * *]	[* * *]	[* * *]	[* * *]%
	Between [* * *] and [* * *]	[* * *]	[* * *]	[* * *]%
	Between [* * *] and [* * *]	[* * *]	[* * *]	[* * *]%
	Between [* * *] and [* * *]	[* * *]	[* * *]	[* * *]%
	[* * *]	[* * *]	[* * *]	[* * *]%

*

Medica production capacity is [* * *] pcs per year ([* * *] pcs per month). In case further capacity is needed the parties will meet in order to discuss investment needed and price revision in order to meet Vapotherm cartridges need.

[* * *] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.